Exhibit 99.4

Altria Group, Inc. and Subsidiaries

Valuation and Qualifying Accounts
For the Years Ended December 31, 2012, 2011 and 2010
(in millions)

Col. A	Col. B		Col. C		Col. D	Col. E
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses		Charged to Other Accounts	Deductions	Balance at End of Period
					(a)

2012:

CONSUMER PRODUCTS:
Allowance for discounts	$—	$619		$—	$619	$—
Allowance for returned goods	54	114		—	126	42
	$54	$733		$—	$745	$42
FINANCIAL SERVICES:
Allowance for losses	$227	$(10)		$—	$118	$99

2011:

CONSUMER PRODUCTS:
Allowance for discounts	$—	$602		$—	$602	$—
Allowance for returned goods	46	102		—	94	54
	$46	$704		$—	$696	$54
FINANCIAL SERVICES:
Allowance for losses	$202	$25		$—	$—	$227

2010:

CONSUMER PRODUCTS:
Allowance for discounts	$—	$606		$—	$606	$—
Allowance for doubtful accounts	3	—		—	3	—
Allowance for returned goods	47	86		—	87	46
	$50	$692		$—	$696	$46
FINANCIAL SERVICES:
Allowance for losses	$266	$—		$—	$64	$202

Notes:
(a) Represents charges for which allowances were created